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                                                                   EXHIBIT 23.03

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in the registration statement of CyberGuard Corporation (formerly Harris Computer Systems Corporation) on Form S-3 of our report dated August 15, 1995, except for Note 19, as to which the date is September 26, 1995, on our audits of the consolidated financial statements and financial statement schedules of Concurrent Computer Corporation. We also consent to the reference to our Firm under the caption "Experts."

                                                        COOPERS & LYBRAND L.L.P.

Parsippany, New Jersey
July 23, 1996